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                                                                 Exhibit 10.26

                        SALE OF EXCESS PRODUCT AGREEMENT

         This Agreement, dated this 28th day of October, 1996 (the "Agreement"), is entered into by and between IRON DYNAMICS, INC., an Indiana corporation ("IDI") and the wholly-owned subsidiary of STEEL DYNAMICS, INC., an Indiana corporation ("SDI") and SUMITOMO CORPORATION OF AMERICA, a New York corporation ("Sumitomo").

         WHEREAS, IDI intends to design, build, and operate a new manufacturing facility for the production of a direct reduced iron ("DRI") product, using iron ore fines with coal as a reductant;

         WHEREAS, IDI intends to provide all or substantially all of the DRI that it produces to SDI for SDI's use as a feed stock by SDI either directly in its steel making melting furnace or for further processing through a submerged arch electric furnace;

         WHEREAS, IDI may from time to time produce DRI in quantities not required by SDI, either for immediate use or for inventory, and may desire, instead, to sell such excess DRI into the marketplace; and

         WHEREAS, if and to the extent that IDI produces Excess DRI, Sumitomo wishes to market and sell, on behalf of IDI, some of such Excess DRI, for a fee, and under terms and conditions satisfactory to IDI,

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth herein, the parties agree as follows:

         1. Designation of Excess DRI: In the exercise of IDI's sole discretion, after consulting with SDI to determine SDI's DRI needs for each calendar quarter (which needs shall in all events have priority over IDI's use or disposition of its DRI for the benefit of anyone other than SDI), IDI shall decide, not later than forty-five (45) days in advance of each such calendar quarter, whether it plans to produce DRI that is not required by SDI for SDI's own use and consumption in its Butler, Indiana mini-mill, or elsewhere, or for use and consumption by any of SDI's affiliates, ("Excess DRI"). If IDI determines that there will be Excess DRI for the following calendar quarter that it wishes to sell, it shall determine the amount thereof and, not later than thirty (30) days prior to the commencement of such calendar quarter, will provide Sumitomo with a "Notice Of Availability" not less than fifty percent (50%) of such Excess DRI. The Notice Of Availability shall set forth, for each calendar quarter to which it may apply, the amount of Excess DRI being offered to Sumitomo, the estimated weekly or monthly amounts thereof, the description, iron, gangue, and sulfur content thereof, and any other necessary product information, together with the minimum price per metric tonne, below which it will not consider a sale, "FOB" IDI's plant facility in Butler, Indiana. If IDI wishes and is entitled to make available


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                  for sale through Sumitomo more than fifty percent (50%) of its
                  Excess DRI, it may elect but shall not be required to do so.


         2. Response By Sumitomo. From the time of its receipt of IDI's Notice Of Availability, Sumitomo shall have fifteen (15) days within which to provide IDI with proposed purchase orders for all or a part of the Excess DRI, specifying the amount of DRI including weekly or monthly quantities, delivery date, price, and other proposed terms and conditions. Sumitomo will use its best efforts to market the excess DRI on the best available terms for IDI, for the type and quantities of DRI that are made available. If Sumitomo has not provided purchase orders on a timely basis, as set forth herein, IDI shall be free to sell or otherwise dispose of its excess DRI in any other manner it deems appropriate, free of any further obligation, for that period, to Sumitomo.

         3. Acceptance Of Orders. All purchase orders submitted by Sumitomo in connection herewith shall be subject to acceptance or rejection by IDI, and no purchase order submitted by Sumitomo to IDI shall be binding upon IDI absent IDI's express acceptance. All IDI sales through Sumitomo, to the extent accepted, shall be pursuant to IDI's sales order acknowledgments and its standard terms and conditions of sale, unless specifically otherwise agreed. All sales to third parties shall be further subject to IDI's credit determination, and nothing herein shall require IDI to extend credit to any purchaser that does not meet IDI's credit criteria for sale on open account.

         4. Fulfillment Of Orders. All orders accepted by IDI hereunder shall be subject to a variance, within the quantities ordered, of plus or minus ten percent (10%). Subject to such adjustment, as well as to raw materials supply availability or interruption in DRI production due to force majeure, as described herein, IDI shall produce sufficient quantities of its DRI to complete all accepted Sumitomo orders, and shall use its best efforts to meet the delivery dates proposed in such accepted orders. To the extent possible, Sumitomo will use its best efforts to accommodate any IDI request for modification of quantities or delivery dates for accepted orders, if deemed necessary by IDI. Unless otherwise specified in its acceptance, orders shall be "FOB" IDI's plant facility in Butler, Indiana, and Sumitomo's customer (or Sumitomo, if it is the customer) shall accept title to, and risk of loss of the DRI at that point. The minimum price designated by IDI, and any purchase orders offered to IDI by Sumitomo, shall be stated in net dollars per tonne to IDI, and any taxes or charges that may be imposed by any governmental agency, whether foreign or domestic, upon the DRI or upon the sale transaction, other than regular federal and state income taxes that may be payable by SDI on its net taxable income derived from IDI's activities, shall be and remain the responsibility of the purchaser. In the event that IDI accepts a purchase order for DRI on an accumulation basis, the terms


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                  thereof and any period of "free" storage pending shipment, shall be specified in IDI's acceptance.

         5. Sumitomo's Compensation. For its sales and marketing efforts, in respect of DRI purchase orders that have been accepted, and in which DRI has been shipped and payment received therefor, Sumitomo shall be entitled to a sales commission of $2.00 per tonne. If Sumitomo is the purchaser, its sales commission set forth herein shall be treated as an additional discount and shall be deducted from the agreed sales price. Payment of commissions to Sumitomo shall be made on or before the twenty-fifth (25th) day of the month following the month in which the applicable sales invoices were invoiced and paid, and such commissions shall be paid either by check or wire transfer in accordance with instructions timely received from Sumitomo. All costs and expenses of Sumitomo in connection with its marketing and sales efforts shall be born by Sumitomo, without reimbursement from IDI. All payments made, both for DRI and for commissions shall be payable in United States dollars, unless the parties shall otherwise agree in writing.

         6. General Obligations of IDI. In addition to any sales commitments arising hereunder, t IDI shall either confirm or reject all Sumitomo purchase orders, including any requests for modification or cancellation transmitted to it by Sumitomo, within two (2) days, and shall cooperate with Sumitomo in dealing promptly and fairly with any customer complaints concerning the quality of the DRI, including taking such action to resolve justified complaints as may be reasonably requested by Sumitomo. IDI agrees that, during normal business hours, within reason, it will accommodate Sumitomo's reasonable requests on behalf of its customers for product consultation concerning the proper use and applications of IDI's DRI.

         7. General Obligations Of Sumitomo. Sumitomo shall be responsible for obtaining or insuring that its customers have obtained all necessary governmental permits and licenses that may be necessary in effecting IDI's sale of DRI pursuant to Sumitomo's accepted purchase orders, including any such permits and licenses, as well as any other formalities, in connection with any export sales beyond the territory of the United States.

         8. Term Of Agreement. This Agreement shall commence on the date of its execution and shall continue until the earlier of five
                  (5) years from the date upon which IDI makes its first Excess DRI available to Sumitomo for sale hereunder, or December 31, 2004. At the expiration of this term, this Agreement shall terminate, although it may continue on a month to month basis thereafter if the parties desire that this be done; provided, however, that no such month-to-month extension shall be deemed to imply any obligation on the part of IDI or Sumitomo to extend the term for any period beyond thirty (30) days.


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         9.       Default And Early Termination.

                  A. Breach Of Performance By Sumitomo. In the event that IDI notifies Sumitomo of its failure to properly perform its marketing and sales duties in accordance herewith, and in the further event that such failure continues unabated for a period in excess of thirty
                           (30) days after such notification to Sumitomo, in writing, with a particularized statement of the failure to perform that is claimed by IDI, then IDI, at its sole option, shall have the right to terminate this Agreement, for cause, based upon Sumitomo's default. In the event, however, that prior to the lapse of the thirty (30) day cure period Sumitomo has taken reasonable steps to correct the default, and if Sumitomo can reasonably correct such default and cure the problem within an additional thirty (30) day period, Sumitomo shall be entitled to that additional period before IDI is entitled to terminate the Agreement. Any such termination shall not relieve Sumitomo from any liability which may have arisen hereunder prior to such termination, nor shall any such termination relieve Sumitomo of any claim for damages or other liabilities arising as a consequence of its default hereunder.

                           In the event that Sumitomo becomes insolvent, commits an act of bankruptcy, makes a general assignment for the benefit of creditors, or in the event of the institution of any voluntary or involuntary proceeding by or against Sumitomo under bankruptcy, insolvency, or similar laws for the relief of debtors or the protection of creditors, or in the event of the appointment of a receiver, trustee, or assignee for the benefit of creditors of Sumitomo, then, at IDI's election, this Agreement may be immediately terminated.

                  B. Breach Of Performance By IDI. Apart from any particular dispute that may from time to time involve individual shipments by IDI of allegedly non-conforming DRI that is subject to the "Claims Handling" procedures described in Section 10, in the event that Sumitomo believes that IDI has failed to perform in its obligations in accordance with this Agreement, and in the further event that such alleged failure continues unabated for a period in excess of thirty (30) days after notification to IDI in writing with a particularized statement of the alleged failure to perform, then Sumitomo, at its option, shall have the right to terminate this Agreement based upon such IDI default. In the event, however, that prior to the lapse of the thirty (30) day cure period, IDI has taken reasonable steps to correct the default and if IDI can reasonably correct and cure the problem within an additional thirty (30) day period, IDI shall be entitled to the additional period before Sumitomo shall be entitled to declare a default. Any termination of this Agreement shall not relieve IDI from any liability which may have arisen hereunder prior to such termination, nor shall any such termination relieve


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                           IDI of any claim for damages or other liabilities
                           that may arise as a consequence of its default hereunder.

                           If IDI becomes insolvent, commits an act of bankruptcy, makes a general assignment for the benefit of creditors, or in the event of the institution of any voluntary or involuntary proceedings by or against IDI under bankruptcy, insolvency, or similar laws for the relief of debtors or the protection of creditors, or in the event of the appointment of a receiver, trustee or assignee for the benefit of creditors of IDI, then, at Sumitomo's election, this Agreement may be immediately terminated.

         10. Claims Handling. If any DRI purchased by a customer of Sumitomo, or directly by Sumitomo, fails to meet the proper specifications represented by IDI, then, prior to any party's invoking any other remedy to which it might be entitled, at law or in equity, Sumitomo, if aware of the defect or of the non-conformity, shall notify IDI of the non-conformity, provide IDI an opportunity to inspect the allegedly non-conforming DRI, and either propose a reduced price therefor or make some other gesture of accommodation. If the parties cannot successfully negotiate an appropriate resolution of the problem within thirty (30) days, then the party alleging the non- conformity may resort to any other remedy. It is understood that, although this informal claims handling procedure may not be formally binding upon a Sumitomo customer, which is not a party to this Agreement, Sumitomo will use its best efforts to encourage its customer, in the first instance, to resort to this informal claims handling procedure.

         11. Force Majeure. In the event that performance of obligations hereunder by either party is legally excusable by reason of a force majeure, either party which believes that its performance is excused thereby shall give written notice to the other, as soon as possible and with sufficient detail to permit the other to minimize inconvenience and expense. A force majeure shall include (but shall not be limited to) natural disasters, wars, acts of government (including refusal to grant authorizations required to effectuate performance), power failures or interruptions, unanticipated breakdowns of equipment, extraordinary market or supply conditions beyond the party's control, labor strife, raw material shortages, transportation difficulties, legal restrictions on performance, and the like. If any force majeure continues for a period of greater than 360 days, either party shall have the right to terminate this Agreement.

         12. Notices. All communications required by this Agreement to be given by one party to the other shall be in writing and delivered by hand, or by certified or registered mail, with postage pre-paid and return receipt requested, or by any other overnight express delivery or facsimile transmission which provide evidence of receipt, addressed or dispatched to the appropriate party at the address set forth below (unless a party has previously advised the other to use a different address or facsimile number):


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                  If to Sumitomo:

                           Sumitomo Corporation of America
                           ATTN: Kei Kato
                           2750 USX Tower, 600 Grant Street
                           Pittsburgh, PA 15219-2751
                           Telephone: (412) 391-9672
                           Fax:       (412) 391-9756

                  If to IDI:

                           Keith E. Busse
                           Iron Dynamics, Inc.
                           4500 County Road 59
                           Butler, IN  46721

         Any such notice shall be deemed to have been delivered when received.

         13. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the sale of Excess DRI that forms the subject matter hereof, and it supersedes any concurrent or prior understandings or agreements between the parties. Except as noted herein, no changes to this Agreement shall be binding unless in writing and signed by each party.

         14. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the state of Indiana.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original version of the Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first above written.

                                      SUMITOMO CORPORATION OF AMERICA



                                       By
                                         ---------------------------------
                                       Title
                                             -----------------------------


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                                       IRON DYNAMICS, INC.



                                       By
                                         ----------------------------------

                                      Title
                                            -------------------------------



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